Exhibit 5.1

Life Science Law PC

Kevin Ontiveros Direct Dial (801 450-7001 kontiveros@lifesciencelawpc.net

January 23, 2023

Co-Diagnostics, Inc.

2401 S. Foothill Drive

Salt Lake City, Utah 84109

Ladies and Gentlemen:

We have acted as legal counsel to Co-Diagnostics, Inc., a Utah corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Company’s 2015 Long Term Incentive Plan (the “2015 Plan”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Our opinion is limited to the laws of the State of Utah. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the 2015 Plan, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto.

Life Science Law PC | 4372 W Mille Lacs Dr, South Jordan, UT 84009 |Direct: (801) 981-8420 | Mobile: (801) 450-7001 |

Life Science Law PC

Co-Diagnostics, Inc.

January 23, 2023

Sincerely,

/s/ LSLAW

Life Science Law PC | 4372 W Mille Lacs Dr, South Jordan, UT 84009 |Direct: (801) 981-8420 | Mobile: (801) 450-7001 |